UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012

UNITED PARCEL SERVICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15451	58-2480149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Glenlake Parkway, N.E., Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 19, 2012, United Parcel Service, Inc. (the “Company”) announced that it had reached an agreement with TNT Express N.V. (“TNT Express”) on a recommended all-cash public offer for each of the issued and outstanding ordinary shares of TNT Express (the “Offer”). The Offer values the issued and outstanding share capital of TNT Express at €5.16 billion ($6.77 billion assuming a foreign exchange rate $1.3116/€1). The Company intends to finance the Offer by utilizing existing cash and through new debt arrangements. The Company will make a timely certain funds announcement as required by Section 7 Paragraph 4 of the Dutch Decree on Public Takeover Bids.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Protocol

On March 19, 2012, the Company and TNT Express entered into a Merger Protocol agreement (the “Merger Protocol”) providing for the merger with TNT Express by the Company or a wholly-owned subsidiary of the Company by way of the Offer. Under the terms of the Merger Protocol, the Company has agreed to make, declare unconditional and settle the Offer on the terms and subject to the conditions set out in the Merger Protocol, at a price of €9.50 in cash per ordinary share or American Depositary Receipt of TNT Express. The Merger Protocol provides that, apart from the financial year 2011 final dividend of €0.004 per share, the offer price will be decreased by the full amount of any dividend or distribution declared or made by TNT Express in respect of its ordinary shares prior to settlement of the Offer.

The Executive and Supervisory Boards of TNT Express have unanimously approved TNT Express’ entry into the Merger Protocol and, subject to certain exceptions and conditions, TNT Express has agreed that neither the Executive nor the Supervisory Board will revoke or materially modify, amend or qualify its recommendation that shareholders of TNT Express accept the Offer.

Under the terms of the Merger Protocol, commencement of the Offer is subject to the satisfaction or waiver of certain conditions, including: (i) no material adverse effect having occurred, (ii) no breach of the Merger Protocol having occurred, (iii) approval of the offer memorandum by the Netherlands Authority for the Financial Markets (“AFM”), (iv) no revocation of the recommendation by TNT Express’ Executive Board or Supervisory Board, (v) Stichting Continuïteit TNT Express (which is a foundation that has been granted a call right to acquire preference shares of TNT Express) not having exercised its call option right to have protective preference shares issued to it, (vi) no notification having been received from the AFM that preparations of the Offer are in breach of Dutch offer rules and (vii) no order, stay, judgment or decree having been issued prohibiting the Offer. In addition, the Offer requires obtaining a number of approvals, clearances and other forms of consent or non-objection and other actions with respect to various works counsels, trade unions and other employee representatives.

The Merger Protocol further provides that consummation of the Offer will be subject to the satisfaction or waiver of certain conditions, including: (i) a minimum acceptance of 80% of the TNT Express ordinary shares on a fully diluted basis, (ii) certain competition clearances for the Offer having been obtained, (iii) no material adverse effect having occurred, (iv) no breach of the Merger Protocol having occurred, (v) no revocation of the recommendations by TNT Express’ Executive Board or Supervisory Board, (vi) Stichting Continuïteit TNT Express not having exercised its call option right to have protective preference shares issued to it and having agreed to terminate its call option subject to the Offer being declared unconditional, (vii) no notification having been received from the AFM that preparations of the Offer are in breach of Dutch offer rules and (viii) no order, stay judgment or decree having been issued prohibiting the Offer. As soon as possible after completion of the Offer, the parties agree that the Company or its affiliates will seek to acquire all shares not then owned by it.

The Merger Protocol contains certain termination rights for the Company and TNT Express. Upon termination of the Merger Protocol (i) by the Company, in the event of certain breaches by TNT Express or (ii) by either the Company or TNT Express, in the event that a bona fide third-party offeror makes an offer which is binding upon such party, exceeds the Offer price by at least 8% and is considered by the Executive and Supervisory

Boards of TNT Express to be substantially more beneficial to TNT Express, TNT Express will pay the Company a €50 million termination fee. The Merger Protocol also provides that the Company will be required to pay TNT Express a reverse termination fee of €200 million in the event of termination of the Merger Protocol due to the Company’s failure to consummate the Offer, certain breaches by the Company, or the failure to obtain certain regulatory approvals. In addition, subject to certain limitations, either party may terminate the Merger Protocol if the Offer is not consummated by February 28, 2013.

The foregoing description of the Merger Protocol is qualified in its entirety by reference to the full text of the Merger Protocol, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Irrevocable

On March 18, 2012, the Company obtained an irrevocable undertaking (the “Irrevocable”) from PostNL N.V., which holds, as of the date of the Irrevocable, approximately 29.8% of TNT Express’ outstanding ordinary shares. The Irrevocable provides, among other things, that subject to the terms and conditions set forth therein, PostNL N.V. will accept the Offer in respect of all of the ordinary shares of TNT Express that it holds or may acquire, except that after September 19, 2012, PostNL N.V. may sell, transfer or encumber, and is not obligated to accept the Offer to the extent that it has sold, transferred or encumbered, up to 54,320,242 ordinary shares of TNT Express (representing approximately 10% of TNT Express’ outstanding ordinary shares). The Irrevocable will terminate under certain circumstances, including in the event the Merger Protocol is terminated, the Executive or Supervisory Board of TNT Express withdraw or modify their recommendation of the Offer, or a competing offer (as defined in the Merger Protocol) has been made for TNT Express and not matched by the Company.

The foregoing description of the Irrevocable is qualified in its entirety by reference to the full text of the Irrevocable, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Further Information

The offer memorandum will contain details of the Offer and for further information explicit reference is made to the offer memorandum, which is expected to be published during Q2 2012. TNT Express’ shareholders are advised to review the offer memorandum in detail and to seek independent advice where appropriate in order to reach a reasoned judgment in respect of the content of the offer memorandum and the Offer itself.

This disclosure is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This disclosure does not constitute an offer to sell or issue or the solicitation of an offer to buy or acquire the securities of the Company or TNT Express in any jurisdiction.

The distribution of this information may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, the Company disclaims any responsibility or liability for the violation of any such restrictions by any person. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Neither the Company, nor TNT Express, nor any of their advisors assumes any responsibility for any violation by any person of any of these restrictions. Any TNT Express shareholder who is in any doubt as to his position should consult an appropriate professional advisor without delay. This disclosure is not to be published or distributed in or to Australia, Canada or Japan.

Item 7.01	Regulation FD Disclosure.

On March 19, 2012, the Company and TNT Express issued a joint press release announcing the Offer, the text of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger Protocol, dated as of March 19, 2012, between United Parcel Service, Inc. and TNT Express N.V.

10.1	Irrevocable Undertaking, dated as of March 18, 2012, between United Parcel Service, Inc. and PostNL N.V.

99.1	Press Release dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
(Registrant)

	By:	/s/ Teri P. McClure
Teri P. McClure Senior Vice President, General Counsel and Corporate Secretary

Date: March 23, 2012

Exhibit Index

Exhibit No.	Description

2.1	Merger Protocol, dated as of March 19, 2012, between United Parcel Service, Inc. and TNT Express N.V.

10.1	Irrevocable Undertaking, dated as of March 18, 2012, of PostNL N.V.

99.1	Press Release dated March 19, 2012.